Spirit Airlines Reports Third Quarter 2023 Results

MIRAMAR, Fla., October 26, 2023 - Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today reported third quarter 2023 financial results.

	Third Quarter 2023
	(unaudited)
	As Reported	Adjusted[1]
Total operating revenues	$1,258.5 million	$1,258.5 million
Operating income (loss)	$(188.8) million	$(178.6) million
Operating margin	(15.0)%	(14.2)%
Net income (loss)	$(157.6) million	$(149.8) million
Diluted earnings (loss) per share	$(1.44)	$(1.37)

“Softer demand for our product and discounted fares in our markets led to a disappointing outcome for the third quarter 2023. We continue to see discounted fares for travel booked through the pre-Thanksgiving period. And, unfortunately, we have not seen the anticipated return to a normal demand and pricing environment for the peak holiday periods. Given these continued trends, we are evaluating our growth profile and our competitive position. We have already taken the first steps by modifying the cadence of our aircraft deliveries through the end of the decade and slowing our capacity growth in the near term. We continue to believe merging with JetBlue and creating a viable competitor to the Big Four US airlines is in the best interest of consumers, Team Members, and shareholders. We are prepared to make the necessary strategic shifts to enable Spirit to compete effectively in this new demand backdrop,” said Ted Christie, Spirit’s President and Chief Executive Officer. “Our Team Members are among the best and most innovative in the industry. I am confident that whether the Spirit of tomorrow is different from today or whether the aircraft tail says JetBlue or Spirit, their dedication to take care of our Guests and each other will not change.”

Third Quarter 2023 Financial Results
For the third quarter 2023, Spirit reported a net loss of $157.6 million, or a net loss of $1.44 per diluted share. Excluding special items, adjusted net loss for the third quarter 2023 was $149.8 million1, or an adjusted net loss of $1.37 per diluted share1.

For the third quarter 2023, Spirit reported a pre-tax loss of $203.6 million and a pre-tax margin of negative 16.2 percent. Adjusted pre-tax loss for the third quarter was $193.5 million1 and adjusted pre-tax margin was negative 15.4 percent1.

For the third quarter 2023, the Company's load factor was 81.4 percent. Adverse weather and air traffic control related delays during the quarter, particularly along the eastern seaboard and in Florida, negatively impacted the Company's operational performance for the quarter. For the third quarter 2023, Spirit reported a DOT on-time performance2 of 67.0 percent and a DOT Completion Factor2 of 98.4 percent. Excluding these weather-related and other uncontrollable events, the Company's controllable completion factor for the third quarter 2023 was 99.8 percent5.

Revenue
Total operating revenues for the third quarter 2023 were $1.3 billion, a decrease of 6.3 percent compared to the third quarter 2022. Total revenue per ASM ("TRASM") was 9.14 cents, a decrease of 17.4 percent compared to third quarter 2022 on 13.5 percent more capacity.

On a per passenger flight segment basis, compared to the same period in 2022, total revenue per passenger flight segment ("segment") for the third quarter 2023 decreased 13.5 percent to $116.43. Compared to the third quarter 2022, fare revenue per segment decreased 27.8 percent to $48.73 and non-ticket revenue per segment increased about 1 percent to $67.703.

Cost Performance
Total GAAP operating expenses for the third quarter 2023 increased 4.9 percent compared to the third quarter 2022 to $1,447.3 million. Adjusted operating expenses for the third quarter 2023 increased 7.9 percent compared to third quarter 2022 to $1,437.2 million4. Increases in operating expenses and adjusted operating expenses were driven by increased flight volume, additional aircraft and inflationary pressures and were partially offset by lower fuel expense year over year.

Aircraft utilization in the third quarter 2023 was 10.8 hours, up 1.9 percent compared to the 10.6 hours in the same period of 2022.

Interest expense for the third quarter 2023 was lower than expected due to a favorable mark to market adjustment of $5.9 million related to the change in fair value of the derivative liability associated with the Company's Convertible Notes Due 2026.

“In addition to a softer-than-expected demand environment, we continue to be challenged by higher fuel prices and NEO engine availability issues and are expecting our margins in the fourth quarter will be lower than we reported for the third quarter 2023. We recognize this financial performance is not acceptable, and we are taking action. In addition to evaluating different strategies to drive higher revenue per departure, we have identified $100 million of structural cost reductions and are evaluating how best to capture those savings in 2024,” said Scott Haralson, Spirit’s Chief Financial Officer. “Our team is resilient and nimble, and we are committed to returning Spirit to sustained profitability.”

Fleet
During the third quarter 2023, Spirit took delivery of three new A320neo aircraft and five new A321neo aircraft, retired four A319ceo aircraft and ended the quarter with 202 aircraft in its fleet.

Neo Engine Update
Pratt & Whitney recently notified the Company that all the geared turbofan (GTF) neo engines in Spirit’s fleet, including the engines slotted for future aircraft deliveries, for a yet undetermined period, are in the potential pool of engines subject to the inspection and possible replacement, of the powdered metal high-pressure turbine and compressor discs. Pratt & Whitney has provided an initial analysis on an inspection and removal schedule for these engines. Based on this analysis, for the fourth quarter 2023, Spirit anticipates an average of 10 neo aircraft will be grounded. For 2024, Spirit assumes the average number of grounded neo aircraft will climb steadily from 13 in January to 41 in December, averaging 26 grounded for the full year 2024. This expectation drives a dramatic decrease in the Company’s near-term growth projections. For the full year 2024, Spirit estimates capacity will range between about flat to up mid-single digits compared to the full year 2023.

The Company has begun discussions with Pratt & Whitney regarding fair compensation for financial damages related to the GTF neo engine availability issues; however, the amount, timing and structure of the compensation that will be agreed upon is not yet known.

Liquidity and Capital Deployment
Spirit ended third quarter 2023 with unrestricted cash and cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility of $1.2 billion.

Total capital expenditures for the nine months ended September 30, 2023, were $209.1 million, primarily related to expenditures related to the building of Spirit's new headquarters campus in Dania Beach, Florida and purchases of spare parts, including four spare engines.

Third Quarter 2023 Highlights
•Spirit was named a Four-Star Low-Cost Carrier by the Airline Passenger Experience Association and the International Flights Services Association for consistently providing passengers with exceptional experiences
•Introduced its award-winning self-bag drop system with biometric-photo matching at Detroit Metropolitan Wayne County Airport (DTW). Spirit leads the way as the first airline to roll out this innovative technology at DTW and remains the only airline to leverage 1:1 biometrics at ATL, DFW, LAX, ORD, LAS, MCO and now DTW
•Launched a round-up feature on spirit.com where Guests can choose to increase their total to the next whole dollar during booking, which will be donated to the Spirit Charitable Foundation to help make a difference in the lives of children and families, service members, and the environment. So far in 2023, the Foundation has committed $1.5 million to 65+ nonprofits across the U.S., Latin America and the Caribbean, with plans to announce more investments later this year

Merger Agreement with JetBlue
On October 19, 2022, Spirit stockholders voted to approve the Agreement and Plan of Merger (the "Merger Agreement"), among Spirit, JetBlue Airways Corporation ("JetBlue") and Sundown Acquisition Corp., a direct, wholly owned subsidiary of JetBlue, which was entered into on July 28, 2022. The completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals. Spirit and JetBlue expect to conclude the regulatory process and close the transaction no later than the first half of 2024. On March 7, 2023, the U.S. Justice Department filed suit to block the merger. The trial for the lawsuit is scheduled to begin on October 31, 2023.

About Spirit Airlines
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments, refreshments and Wi-Fi — something we call À La Smarte®. Our Fit Fleet® is one of the youngest and most fuel-efficient in the United States. We serve destinations throughout the U.S., Latin America and the Caribbean, making it possible for our Guests to venture further and discover more than ever before. We are committed to inspiring positive change in the communities where we live and work through the Spirit Charitable Foundation. Come save with us at spirit.com.

Forward Looking Guidance
The forward-looking guidance items provided in this release are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Investors are encouraged to read this press release in conjunction with the company's Investor Update which provides additional information about the company's forward-looking estimates for certain financial metrics and is included along with this press release in the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission. The Investor Update is also available at https://ir.spirit.com. Management will also discuss certain business outlook items during the quarterly earnings conference call.

Investors are also encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss) and Adjusted Operating Income (Loss) to GAAP Net Income (Loss)" table below for more details.
(2) Results are based on preliminary data compared to major and regional U.S. airlines.
(3) See "Calculation of Total Non-Ticket Revenue per Passenger Flight Segment" table below for more details.
(4) See "Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses" table below for more details.
(5) Controllable completion factor excludes the following events, which are outside of the Company's control, from the calculation of completion factor: weather, air traffic and uncontrolled airport/runway closures, which may include acts of nature, disabled aircraft incidents on the runway, political/civil unrest and disturbances preventing normal operations within airline control, among others, and any city/state closures as declared by local authorities and asserted by our Security department.

Cautionary Statement Regarding Forward Looking Statements
Forward-Looking Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2023 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statement of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2023	2022	Change	2023	2022	Change
Operating revenues:
Passenger	$1,233,912	$1,322,079	(6.7)	$3,971,446	$3,619,694	9.7
Other	24,631	21,100	16.7	69,343	57,443	20.7
Total operating revenues	1,258,543	1,343,179	(6.3)	4,040,789	3,677,137	9.9

Operating expenses:
Aircraft fuel	455,241	508,496	(10.5)	1,333,984	1,435,714	(7.1)
Salaries, wages and benefits	404,177	311,957	29.6	1,201,067	926,481	29.6
Landing fees and other rents	107,525	95,174	13.0	311,357	270,131	15.3
Depreciation and amortization	82,802	78,184	5.9	241,335	230,844	4.5
Aircraft rent	97,393	75,332	29.3	274,761	210,008	30.8
Maintenance, materials and repairs	56,465	45,126	25.1	167,704	136,048	23.3
Distribution	46,323	47,385	(2.2)	145,041	131,460	10.3
Special charges	12,378	38,359	(67.7)	46,333	71,926	(35.6)
Loss (gain) on disposal of assets	(2,250)	9,374	(124.0)	5,652	31,562	(82.1)
Other operating (1)	187,249	170,182	10.0	594,499	526,151	13.0
Total operating expenses	1,447,303	1,379,569	4.9	4,321,733	3,970,325	8.9

Operating income (loss)	(188,760)	(36,390)	NM	(280,944)	(293,188)	(4.2)

Other (income) expense:
Interest expense	41,260	23,708	74.0	121,933	91,712	33.0
Capitalized interest	(8,582)	(5,964)	43.9	(24,675)	(16,903)	46.0
Interest income	(18,442)	(5,642)	NM	(49,838)	(8,670)	NM
Other (income) expense	649	402	61.4	1,957	1,115	75.5
Total other (income) expense	14,885	12,504	19.0	49,377	67,254	(26.6)

Income (loss) before income taxes	(203,645)	(48,894)	NM	(330,321)	(360,442)	(8.4)
Provision (benefit) for income taxes	(46,093)	(12,517)	268.2	(66,509)	(76,956)	(13.6)

Net income (loss)	$(157,552)	$(36,377)	NM	$(263,812)	$(283,486)	(6.9)
Basic earnings (loss) per share	$(1.44)	$(0.33)	NM	$(2.42)	$(2.61)	(7.3)
Diluted earnings (loss) per share	$(1.44)	$(0.33)	NM	$(2.42)	$(2.61)	(7.3)

Weighted-average shares, basic	109,164	108,853	0.3	109,145	108,711	0.4
Weighted-average shares, diluted	109,164	108,853	0.3	109,145	108,711	0.4
(1) 2023 includes an estimated litigation settlement of $6.0 million recorded in the second quarter 2023. See "Special Items" table below for more information.
NM: "Not Meaningful"

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended September 30,			Change
Operating Statistics	2023	2022
Available seat miles (ASMs) (thousands)	13,769,941	12,131,033		13.5%
Revenue passenger miles (RPMs) (thousands)	11,205,742	10,104,170		10.9%
Load factor (%)	81.4	83.3	(1.9)	pts
Passenger flight segments (thousands)	10,809	9,980		8.3%
Departures	72,728	66,745		9.0%
Total operating revenue per ASM (TRASM) (cents)	9.14	11.07		(17.4)%
Average yield (cents)	11.23	13.29		(15.5)%
Fare revenue per passenger flight segment ($)	48.73	67.52		(27.8)%
Non-ticket revenue per passenger flight segment ($)	67.70	67.07		0.9%
Total revenue per passenger flight segment ($)	116.43	134.59		(13.5)%
CASM (cents)	10.51	11.37		(7.6)%
Adjusted CASM (cents) (1)	10.44	10.98		(4.9)%
Adjusted CASM ex-fuel (cents) (1)(2)	7.13	6.79		5.0%
Fuel gallons consumed (thousands)	146,818	133,140		10.3%
Average fuel cost per gallon ($)	3.10	3.82		(18.8)%
Aircraft at end of period	202	184		9.8%
Average daily aircraft utilization (hours)	10.8	10.6		1.9%
Average stage length (miles)	1,020	989		3.1%

	Nine Months Ended September 30,			Change
Operating Statistics	2023	2022
Available seat miles (ASMs) (thousands)	40,887,191	35,696,476		14.5%
Revenue passenger miles (RPMs) (thousands)	33,413,072	29,346,890		13.9%
Load factor (%)	81.7	82.2	(0.5)	pts
Passenger flight segments (thousands)	32,596	28,204		15.6%
Departures	220,264	190,851		15.4%
Total operating revenue per ASM (TRASM) (cents)	9.88	10.30		(4.1)%
Average yield (cents)	12.09	12.53		(3.5)%
Fare revenue per passenger flight segment ($)	54.70	63.68		(14.1)%
Non-ticket revenue per passenger flight segment ($)	69.27	66.70		3.9%
Total revenue per passenger flight segment ($)	123.97	130.38		(4.9)%
CASM (cents)	10.57	11.12		(4.9)%
Adjusted CASM (cents) (1)	10.43	10.83		(3.7)%
Adjusted CASM ex-fuel (cents) (1)(2)	7.17	6.81		5.3%
Fuel gallons consumed (thousands)	438,673	388,027		13.1%
Average fuel cost per gallon ($)	3.04	3.70		(17.8)%
Average daily aircraft utilization (hours)	11.1	10.7		3.7%
Average stage length (miles)	1,006	1,019		(1.3)%

(1)Excludes operating special items.
(2)Excludes fuel expense and operating special items.

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss),
Adjusted pre-tax margin, Adjusted net income (loss), Adjusted provision (benefit) for income taxes, Adjusted diluted earnings (loss) per share, Adjusted CASM and Adjusted CASM ex-fuel. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

The Company believes that adjusting for a litigation loss contingency (recorded within other operating expenses within the Company's Condensed Consolidated Statement of Operations), loss (gain) on disposal of assets and special charges is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines.

Operating expenses per available seat mile (“CASM”) is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. We exclude aircraft fuel and related taxes and special items from operating expenses to determine Adjusted CASM ex-fuel. We also believe that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence and increases comparability with other airlines that also provide a similar metric.

Calculation of Total Non-Ticket Revenue per Passenger Flight Segment
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per-segment data)	2023	2022	2023	2022
Operating revenues
Fare	$526,776	$673,848	$1,782,981	$1,796,044
Non-fare	707,136	648,231	2,188,465	1,823,650
Total passenger revenues	1,233,912	1,322,079	3,971,446	3,619,694
Other revenues	24,631	21,100	69,343	57,443
Total operating revenues	$1,258,543	$1,343,179	$4,040,789	$3,677,137

Non-ticket revenues (1)	$731,767	$669,331	$2,257,808	$1,881,093

Passenger segments	10,809	9,980	32,596	28,204

Non-ticket revenue per passenger flight segment ($)	$67.70	$67.07	$69.27	$66.70

(1)Non-ticket revenues equal the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited) (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
Operating special items include the following:
Litigation loss contingency (2)	$—	$—	$6,000	$—
Loss (gain) on disposal of assets (3)	(2,250)	9,374	5,652	31,562
Operating special charges (4)	12,378	38,359	46,333	71,926
Total special items (1)	$10,128	$47,733	$57,985	$103,488

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)2023 includes a $6 million litigation loss contingency (recorded within other operating expenses within the Company's Condensed Consolidated Statement of Operations), which is the Company's best estimate of the probable loss related to a tentative settlement reached in mediation for a maximum amount of $8.3 million. The total amount paid will depend on a number of factors, including participation of class members and any conditions on the settlement approved by the Court.
(3)2023 includes losses on eight aircraft sale leaseback transactions and the write-off of obsolete assets and other adjustments, partially offset by net gains related to the sale of eleven A319 airframes and sixteen A319 engines. 2022 includes amounts related to the loss on eleven aircraft sale leaseback transactions and the impairment of one spare engine.
(4)2023 includes legal, advisory, retention award program and other fees related to the Merger Agreement. 2022 includes legal, advisory, and other fees related to the former Agreement and Plan of Merger with Frontier Group Holdings, Inc. and Top Gun Acquisition Corp. (the “Frontier Merger Agreement”), the unsolicited proposal by JetBlue to acquire all of the Company's outstanding shares in an all-cash transaction, and the Agreement and Plan of Merger with JetBlue and Sundown Acquisition Corp. (the "JetBlue Merger Agreement"). In addition, 2022 includes costs associated with retention programs under the former Frontier Merger Agreement and the JetBlue Merger Agreement.

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except CASM data in cents)	2023	2022	2023	2022
Total operating expenses, as reported	$1,447,303	$1,379,569	$4,321,733	$3,970,325
Less: Operating special items expense (credit)	10,128	47,733	57,985	103,488
Adj. Operating expenses, non-GAAP (1)	1,437,175	1,331,836	4,263,748	3,866,837
Less: Aircraft fuel expense	455,241	508,496	1,333,984	1,435,714
Adj. Operating expenses excluding fuel, non-GAAP (2)	$981,934	$823,340	$2,929,764	$2,431,123

Available seat miles	13,769,941	12,131,033	40,887,191	35,696,476

CASM (cents)	10.51	11.37	10.57	11.12
Adj. CASM (cents) (1)	10.44	10.98	10.43	10.83
Adj. CASM ex-fuel (cents) (2)	7.13	6.79	7.17	6.81
(1)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Excludes operating special items and aircraft fuel expense. Refer to the section "Non-GAAP Financial Measures" for additional information.

Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income (Loss) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
Provision (benefit) for income taxes, as reported	$(46,093)	$(12,517)	$(66,509)	$(76,956)
Less: Net Income (loss) tax impact of special items	(2,358)	(7,720)	(4,961)	(26,808)
Adj. Provision (benefit) for income taxes, net, non-GAAP (1)	$(43,735)	$(4,797)	$(61,548)	$(50,148)

(1)For 2023, the Company determined the Adjusted Provision (benefit) for Income Taxes using its statutory tax rate. For 2022, the Company used its estimated annual effective tax rate, adjusted for special items.

Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss) and Adjusted Operating Income
(Loss) to GAAP Net Income (Loss) (unaudited) (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per-share data)	2023	2022	2023	2022
Net income (loss), as reported	$(157,552)	$(36,377)	$(263,812)	$(283,486)
Add: Provision (benefit) for income taxes	(46,093)	(12,517)	(66,509)	(76,956)
Income (loss) before income taxes, as reported	(203,645)	(48,894)	(330,321)	(360,442)
Pre-tax margin	(16.2)%	(3.6)%	(8.2)%	(9.8)%
Add: Special items expense (credit) (2)	10,128	47,733	57,985	103,488
Adj. Income (loss) before income taxes, non-GAAP (3)	(193,517)	(1,161)	(272,336)	(256,954)
Adj. Pre-tax margin, non-GAAP (3)	(15.4)%	(0.1)%	(6.7)%	(7.0)%
Add: Total other (income) expense	14,885	12,504	49,377	67,254
Adj. Operating income (loss), non-GAAP (3)	(178,632)	11,343	(222,959)	(189,700)
Adj. Operating margin, non-GAAP (3)	(14.2)%	0.8%	(5.5)%	(5.2)%

Adj. Provision (benefit) for income taxes (4)	(43,735)	(4,797)	(61,548)	(50,148)
Adj. Net income (loss), non-GAAP (3)	$(149,782)	$3,636	$(210,788)	$(206,806)

Weighted-average shares, diluted	109,164	109,319	109,145	108,711

Adj. Net income (loss) per share, diluted (3)	$(1.37)	$0.03	$(1.93)	$(1.90)

Total operating revenues	$1,258,543	$1,343,179	$4,040,789	$3,677,137

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)See "Special Items" table above for more details.
(3)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(4)See "Reconciliation of Adjusted Provision (benefit) for Income Taxes to GAAP Provision (benefit) for Net Income (loss)" table above for more details.

Reconciliation of Adjusted Net Income (Loss) per Share to GAAP Net Income (Loss) per Share (unaudited) (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(per share)	2023	2022	2023	2022
Net income (loss) per share, diluted, as reported	$(1.44)	$(0.33)	$(2.42)	$(2.61)
Add: Impact of special items	0.09	0.44	0.53	0.95
Add: Tax impact of special items (2)	(0.02)	(0.07)	(0.05)	(0.25)
Add: GAAP to non-GAAP diluted wtd. avg. shares difference	—	(0.01)	—	—
Adj. Net income (loss) per share, diluted, non-GAAP (1) (3)	$(1.37)	$0.03	$(1.93)	$(1.90)

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2) Reflects the difference between the Company's GAAP Provision (benefit) for Income Taxes and Adjusted Provision (benefit) for Income Taxes as presented in the Reconciliation of Adjusted Net Income (loss) to GAAP Net Income (loss), on a per share basis.
(3) Within the table presented, certain columns may not add due to the use of rounded numbers.